UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2012
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 31, 2012, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) announced that Jean Strickland will be leaving her role as Senior Executive Vice President of Seacoast and President and Chief Operating Officer of its principal subsidiary, Seacoast National Bank (the “Bank”) effective November 30, 2012 to focus on personal family needs requiring her immediate attention. She has also resigned as a member of the Board of Directors of the Bank effective the same date. Mr. Dennis S. Hudson, III, Chairman and Chief Executive Officer, will serve as President of the Bank following Ms. Strickland’s departure.

In response to Ms. Strickland’s resignation and her contributions to building a strong management team, the Bank has restructured the responsibilities of its senior management team and eliminated the position of Chief Operating Officer. In addition, as part of previously planned changes, two regional president positions have been eliminated to realign all retail banking activities under a single executive position. The changes are expected to simplify and streamline the Bank’s organizational structure.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Office

Date: August 31, 2012

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